                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Active Voice Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               ACTIVE VOICE CORPORATION
                             2901 THIRD AVENUE, SUITE 500
                              SEATTLE, WASHINGTON 98121

                               NOTICE OF ANNUAL MEETING
                                   OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK
OF ACTIVE VOICE CORPORATION:

    The Annual Meeting of Shareholders of Active Voice Corporation, a Washington corporation (the "Company"), will be held on August 21, 1997, at 2:00 p.m. PDT, at the Seattle Art Museum, 100 University Street, Seattle, Washington, for the following purposes as more fully described in the accompanying Proxy Statement:

    1. To elect four directors to serve until the 1998 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal;

    2.   To consider and approve the Company's 1996 Stock Option Plan;

    3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company's fiscal year ending March 31, 1998; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only holders of record of the Company's Common Stock at the close of business on July 8, 1997, will be entitled to vote at the meeting. A list of shareholders as of that date will be available at the meeting and for ten days prior to the meeting at the Company's headquarters, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

                   By order of the Board of Directors


                   ROBERT C. GRECO,
                   Chief Technology Officer and
                   Corporate Secretary

Seattle, Washington
July 15, 1997


--------------------------------------------------------------------------------
                               YOUR VOTE IS IMPORTANT!
                Please mark, sign and date the enclosed proxy card and
                  mail it promptly in the enclosed return envelope.
--------------------------------------------------------------------------------

                                   PROXY STATEMENT


                  ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Active Voice Corporation, a Washington corporation (the "Company"), for use at the Annual Meeting of Shareholders on August 21, 1997, and at any adjournments thereof. This Proxy Statement, a proxy card and the Annual Report of the Company, including financial statements for its fiscal year ended March 31, 1997, are being sent to all shareholders of record as of the close of business on July 8, 1997, for delivery beginning on or about July 15, 1997. Although the Annual Report and this Proxy Statement are being mailed together, the Annual Report is not part of the Proxy Statement.

    At the close of business on July 8, 1997, there were 4,619,025 shares of Common Stock of the Company outstanding. Only holders of record of the shares outstanding at such time will be entitled to vote at the meeting. The presence at the meeting of at least a majority of such shares, either in person or by proxy, is required for a quorum. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so, whether or not they choose to attend the meeting in person.

    If you are a shareholder of record, you may vote by using the proxy card enclosed with this Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and a general subject title on the proxy card. Please review the voting instructions on the proxy card and read the text of the proposals and the position of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendations of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons stated in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR each of the four individuals nominated to serve as a director; FOR approval of the Company's 1996 Stock Option Plan; and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. If you hold shares of Common Stock through a brokerage firm or other intermediary, you must provide instructions on voting to your nominee holder.

    The Board of Directors knows of no other matters which are to be presented at the meeting. However, if any other matters are properly presented for action, the proxies named on the proxy card will be authorized by your proxy to vote on them in their discretion.

    On each matter properly brought before the meeting, shareholders will be entitled to one vote for each share of Common Stock held. Under Washington law and the Company's Articles of Incorporation and Bylaws, if a quorum exists at the meeting: (a) the four nominees for director who receive the greatest number of votes cast in the election of directors will be elected; (b) the proposal to approve the Company's 1996 Stock Option Plan will be approved if holders of a majority of the shares represented in person or by proxy at the meeting vote in favor of the proposal; and (c) the proposal to ratify the appointment of auditors will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

    Shareholders may abstain from voting for one or more of the nominees for director and may abstain from voting on the proposal to approve the Company's 1996 Stock Option Plan or the proposal to ratify the appointment of auditors. Abstention from voting for a nominee for director may make it less likely that the nominee will be one of the four nominees for director who receive the greatest number of votes cast. Abstention from voting on the proposal to approve the Company's 1996 Stock Option Plan will have the same effect as a vote against the proposal, since holders of a majority of the shares represented at the meeting must vote in favor of the proposal in order for it to be approved. Abstention from voting on the proposal to ratify the appointment of auditors will have no effect, since approval of this proposal is based solely on the number of votes actually cast.

    Brokerage firms and other intermediaries holding shares of Common Stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, brokerage firms and other intermediaries generally will have discretion to vote their customers' shares in the election of directors, on the proposal to approve the Company's 1996 Stock Option Plan, and on the proposal to ratify the appointment of auditors. If a brokerage firm or other intermediary votes its customers' shares on some but not all proposals, the effect of the non-vote will vary depending on the proposal. A non-vote for a nominee for director will make it less likely that the nominee will be one of the four nominees for director who receive the greatest number of votes cast. A non-vote on the proposal to approve the Company's 1996 Stock Option Plan will have the same effect as a vote against the proposal, since a majority of the shares represented at the meeting must vote in favor of the proposal in order for it to be approved. A non-vote on the proposal to ratify the appointment of auditors will have no effect, since approval of this proposal is based solely on the number of votes actually cast.

    If you execute a proxy, you may revoke it by taking one of the following three actions: (a) by giving written notice of the revocation to the Secretary of the Company at its principal executive offices; (b) by executing a proxy with a later date and delivering it to the Secretary of the Company at its principal executive offices; or (c) by personally attending and voting at the meeting.

    The Company will bear the expense of preparing, printing and distributing proxy materials to its shareholders. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained William F. Doring & Co. on behalf of the Board of Directors, to assist in the solicitation of proxies by mail, telephone, telegraph and personal interview. The Company will pay a fee of approximately $5,000 for these services. The Company will also reimburse brokerage firms and other intermediaries for their expenses in forwarding proxy materials to beneficial owners of the Company's Common Stock.


                                  BOARD OF DIRECTORS

    The business of the Company is managed under the direction of a Board of Directors consisting of four directors. The following individuals are currently serving as directors: Tom A.

Alberg, Robert C. Greco, Harold H. Kawaguchi and Robert L. Richmond. The Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular reports and discussions with the Company's executive officers.

MEETINGS OF THE BOARD

    The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between regularly scheduled meetings. The full Board of Directors met seven times during the Company's fiscal year ended March 31, 1997. No incumbent member attended fewer than 75% of the total number of meetings of the Board of Directors and of any Board committees of which he was a member during that fiscal year.

COMPENSATION OF DIRECTORS

    Each director who is not also an employee of the Company receives a fee of $2,500 per fiscal quarter, provided that the director attends at least 75% of the total number of meetings of the Board of Directors and of any Board committees of which he is a member during the fiscal quarter (attendance must be in person for at least 50% of the meetings). Each of Messrs. Alberg and Kawaguchi received a director's fee of $2,500 for each quarter of the fiscal year ended March 31, 1997.

    The Company also has established a Directors Stock Option Plan (the "Director Plan"), under which a grant of a stock option covering 2,500 shares of Common Stock is automatically made to each outside director on the date of each annual meeting of shareholders. The exercise price under each option is the fair market value of the Company's Common Stock on the date of grant. Each option has a 10-year term and vests one year after it is granted. An option generally terminates if the director receiving it does not remain on the Board of Directors for at least 10 months following the date of grant and is further conditioned upon adequate attendance at meetings of the Board of Directors and its committees. During the fiscal year ended March 31, 1997, Messrs. Alberg and Kawaguchi were granted options under the Director Plan, at an exercise price of $11.00 per share, covering 2,500 shares of Common Stock.

COMMITTEES OF THE BOARD

    Committees of the Board consist of an Audit Committee and a Compensation Committee. The Audit Committee, currently composed of Messrs. Alberg and Kawaguchi, reviews the Company's internal accounting procedures and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met once during the fiscal year ended March 31, 1997. The Compensation Committee, also currently composed of Messrs. Alberg and Kawaguchi, reviews and recommends to the Board the compensation and benefits to be provided to the Company's officers and reviews general policy matters relating to employee compensation and benefits. The

Compensation Committee met once during the fiscal year ended March 31, 1997. The Company does not have a Nominating Committee.

NOMINEES FOR DIRECTOR

    The following individuals, each of whom currently serves as a director of the Company, have been nominated for re-election at the meeting:

    TOM A. ALBERG has been a director of the Company since 1994. Mr. Alberg has been a principal in the firm of Madrona Investment Group, L.L.C., a merchant banking firm, since January 1996. From April 1991 to October 1995 he was the President and a director of LIN Broadcasting Corporation and from July 1990 to October 1995 he was Executive Vice President of McCaw Cellular Communications, Inc. Both companies were providers of cellular voice and data services. Prior to 1990, Mr. Alberg was a partner of the law firm Perkins Coie, where he also served as Chairman of the firm's Executive Committee. Mr. Alberg is also a director of Visio Corp., Mosaix Corporation, Teledesic Corporation, Amazon.com and Emeritus Corp. Age 57.

    ROBERT C. GRECO, a co-founder of the Company, has been a director of the Company since its inception in 1983. He has been the Company's Chief Technology Officer since December 1996 and served as Vice President--Product Development of the Company from 1983 until December 1996. From 1977 to 1983, Mr. Greco worked as an independent software consultant for such firms as The Boeing Company, Scandinavian Airlines System (Denmark) and General Electric Company. Mr. Greco holds a Bachelor of Arts, Mathematics, from the City University of New York, and a Masters of Science, General Systems Science, from the State University of New York. Mr. Greco was a director of the Washington Software Association from 1992 to 1994. Age 42.

    HAROLD H. KAWAGUCHI has been a director of the Company since 1986. Since 1992, Mr. Kawaguchi has been a director and consultant to Stratos Product Development Group, Inc., a contract developer of products for the computer and other industries. Since 1988, Mr. Kawaguchi has also been a director and principal in Manifesto Corp., a lighting products manufacturer. From 1986 to 1988, he was a partner in Trinus, L.P., a seed capital fund for start-up businesses. From 1965 to 1985, he was employed by Physio-Control, Inc., a defibrillator manufacturer, as Senior Vice President in charge of product design, information systems, corporate communications and human resources. Age 59.

    ROBERT L. RICHMOND, the other co-founder of the Company, has been Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in 1983. From 1971 to 1980, Mr. Richmond was a consultant, and from 1980 to 1983 he was a project manager for Intermetrics Incorporated, a public software company, performing software validation for NASA and The Boeing Company, and creating new products for the airline industry. Mr. Richmond holds a Bachelor of Computer Science and Engineering from the Massachusetts Institute of Technology. Age 46.

                       VOTING SECURITIES AND PRINCIPAL HOLDERS


OWNERSHIP INFORMATION

    The following table sets forth, as of June 15, 1997, certain information regarding beneficial ownership of the Company's Common Stock (a) by each person known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (b) by each director and nominee for director, (c) by the Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus, for the fiscal year ended March 31, 1997, exceeded $100,000, and (d) by all of the Company's executive officers and directors as a group. Unless otherwise noted, the named beneficial owner has sole voting and investment power.

                                  NUMBER OF SHARES          PERCENT OF
                                   OF COMMON STOCK         COMMON STOCK
NAME AND ADDRESS                  BENEFICIALLY OWNED       OUTSTANDING

Robert L. Richmond (1)(2)                606,164              13.1%
Robert C. Greco (1)(3)                   530,806              11.5%
Douglass S. Anderson(4)                   17,565                *
Jose S. David (5)                         22,917                *
Tom A. Alberg (6)                         13,034                *
Harold H. Kawaguchi (7)                   99,412               2.2%
All directors and executive
officers as a group (8 persons) (8)    1,291,034              27.4%

-----------------------

* Less than 1%.

(1) The business address of Messrs. Richmond and Greco is c/o Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.
(2) Includes 27,100 shares subject to options exercisable within 60 days of June 15, 1997. Also includes 34,900 shares held by two private foundations of which Mr. Richmond serves as a director. Mr. Richmond disclaims beneficial ownership of the shares held by these foundations.
(3) Includes 22,000 shares subject to options exercisable within 60 days of June 15, 1997. Also includes 200,000 shares held by a family limited partnership of which Mr. Greco is the general partner.
(4) Includes 15,000 shares subject to options exercisable within 60 days of June 15, 1997.
(5) Includes 13,917 shares subject to options exercisable within 60 days of June 15, 1997.
(6) Includes 6,534 shares subject to options exercisable within 60 days of June 15, 1997.
(7) Includes 7,500 shares subject to options exercisable within 60 days of June 15, 1997.
(8) Includes 93,187 shares subject to options exercisable within 60 days of June 15, 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

    Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended March 31, 1997, all of the Company's officers and directors, and all of the persons known to the Company to own more than ten percent of its Common Stock, complied with all such reporting requirements, except that Messrs. Alberg and Kawaguchi each filed a report late with respect to the grant of an option under the Director Plan and Mr. Kawaguchi filed a report late with respect to the exercise of an option.

                              COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION


    COMPENSATION SUMMARY. The following table sets forth information regarding compensation earned during the Company's fiscal year ended March 31, 1997, and during the two preceding fiscal years, by the Chief Executive Officer and the other executive officers whose total annual salary and bonus for the fiscal year ended March 31, 1997 exceeded $100,000 (the "named executive officers").




                                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                         ANNUAL COMPENSATION        COMPENSATION
                                                         -------------------        ------------
                                                                                    SECURITIES
                                                                                    UNDERLYING
NAME AND                                   FISCAL                                      STOCK                   ALL OTHER
PRINCIPAL POSITION                          YEAR      SALARY ($)   BONUS (1)($)     OPTIONS(#)            COMPENSATION(2)($)
------------------                         ------     ----------   ------------     ----------            ------------------
Robert L. Richmond                           1997       $122,750        $55,000             --                  $24,083
  Chief Executive Officer and                1996        105,783         58,412         35,000                   27,156
  Chairman of the Board                      1995        110,007        111,334         10,000                   27,115

Robert C. Greco                              1997        113,400         52,000             --                    6,692
  Chief Technology Officer                   1996        108,000         54,000         12,500                   18,581
  and Director                               1995        101,907         71,940         10,000                   23,635

Douglass S. Anderson                         1997         93,790         66,551         12,000                    9,658
  Vice President -- Sales                    1996         82,620         83,872         35,000                   18,193
  and Marketing                              1995         73,241         89,954             --                   20,953

Jose S. David                                1997         85,600         41,000         10,000                    6,809
  Chief Financial Officer                    1996         80,000         24,000          4,000                   12,095
                                             1995         75,732         34,000          7,917                   15,259




------------------

(1) Amounts shown in this column for Mr. Anderson include both commission and bonus income.
(2) Amounts shown for fiscal 1997 represent the named executive officers' proportionate share of Company-wide profit sharing distributions for the fiscal year, except for $400 for each named executive officer, which represents matching contributions under the Company's 401(k) Profit-Sharing Plan, and $15,858 for Mr. Richmond which represents the dollar value of life insurance benefits as determined under the SEC's methodology for valuing such benefits.

    OPTION GRANTS. The following table shows information concerning stock options granted to the named executive officers during the Company's fiscal year ended March 31, 1997.



                                                      OPTION GRANTS IN FISCAL YEAR 1997
                                                              INDIVIDUAL GRANTS
                                              -------------------------------------------------

                                                                                                            POTENTIAL REALIZABLE
                                       NUMBER OF                                                              VALUE AT ASSUMED
                                       SECURITIES    PERCENT OF TOTAL                                      ANNUAL RATES OF STOCK
                                       UNDERLYING     OPTIONS GRANTED        EXERCISE                      PRICE APPRECIATION FOR
                                        OPTIONS        TO EMPLOYEES           PRICE           EXPIRATION       OPTION TERM (1)
NAME                                   GRANTED(#)     IN FISCAL YEAR        ($ PER SHARE)         DATE         5%       10%
----                                  -----------      --------------       -------------     ----------   ----------------------
Robert L. Richmond                         ---                 ---                ---              ---        ---       ---
Robert C. Greco                            ---                 ---                ---              ---        ---       ---
Douglass S. Anderson                     4,000(2)              1.7               10.50           9/10/06    26,404    66,909
                                         4,000(3)              1.7               18.00           9/10/06       0      36,909
                                         4,000(4)              1.7               22.00           9/10/06       0      20,909
Jose S. David                            5,000(5)              2.1               11.3           10/16/06    34,970    88,614
                                         5,000(6)              2.1               12.38          11/11/06    38,899    98,571




-----------------

(1) Based upon the market price on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown. These amounts are not intended to forecast possible future appreciation, if any, in the market price of the Company's Common Stock.
(2)      Nonqualified stock option vesting on September 11, 1997.
(3) Nonqualified stock option vesting for 1,200 shares on each of September 11, 1997 and 1998 and 1,600 shares on September 11, 1999.
(4) Nonqualified stock option vesting for 800 shares on each of September 11, 1997, 1998, 1999, 2000 and 2001.
(5) Nonqualified stock option vesting for 1,666 shares on October 17, 1997 and 1,667 shares on each of October 17, 1998 and 1999.
(6) Nonqualified stock option vesting for 1,666 shares on November 12, 1997 and 1,667 shares on each of November 17, 1998 and 1999.


    OPTION EXERCISES. The following table shows information concerning stock options exercised by the named executive officers during the Company's fiscal year ended March 31, 1997, including the aggregate value of any gains realized on such exercise. The table also shows information regarding the number and value of unexercised in-the-money options held by the named executive officers at the end of that fiscal year.



                  AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND FISCAL YEAR-END OPTION VALUES


                                                           NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                         SHARES                         OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END(2)($)
                       ACQUIRED ON        VALUE         -----------------------------   ------------------------
NAME                   EXERCISE(#)   REALIZED (1)($)   EXERCISABLE    UNEXERCISEABLE   EXERCISEABLE  UNEXERCISABLE
----                   -----------   ---------------   -----------    --------------   ------------  -------------
Robert L. Richmond         ---             ---           42,281          17,900        73,628              ---
Robert C. Greco            ---             ---           35,705             500        61,619              ---
Douglass S. Anderson       ---             ---            8,000          40,000         3,050              ---
Jose S. David            6,250          56,094           13,917          13,000        15,250              ---



------------------

(1) Represents the aggregate fair market value on the respective dates of exercise of the shares of Common Stock received on exercise of the options, less the aggregate exercise price of the options.

(2) Represents the aggregate fair market value on March 31, 1997, of the shares of Common Stock subject to outstanding options, less the aggregate exercise price of the options.


EXECUTIVE CONTRACTS

    Each of Messrs. Richmond, Greco, Anderson and David has executed an agreement containing confidentiality restrictions, as well as certain provisions regarding noncompetition during his term of employment with the Company and for six months following termination. The Company provides each of its executive officers with an annual incentive plan under which they receive a specified salary plus additional cash and stock-based incentives depending on attainment of various performance goals.

    Mr. Frank Costa joined the Company in December 1996 as its President and Chief Operating Officer. In connection with his employment, Mr. Costa was granted options for 50,000 shares at an exercise price of $11.75 per share, vesting for 16,666 shares on each of November 28, 1997 and 1998 and for 16,668 shares on November 28, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for administration of compensation programs for the executive officers of the Company. The Committee is composed exclusively of directors who are neither employees or former employees of the Company nor eligible to participate in any of the Company's executive compensation programs.

    Under the Company's executive compensation programs, there are generally three components to an executive's compensation: base salary, an annual incentive payment, and long-term incentives in the form of stock options. The range of base salaries for a particular executive is determined in the first instance by a survey of base salary levels at companies of comparable size in similar industries. Actual base salaries are then targeted to a specific percentile level of the salaries at the comparable companies, with the percentile set based on an assessment of the Company's overall performance, in terms of earnings and revenue growth, and the executive's contribution to that performance. Annual incentive payments are based on individual incentive plans, where payments are tied to specific performance goals. Annual bonus payments under the incentive plans are generally computed as a percentage of the executive's salary, with the actual percentages being a function of the extent to which the goals were achieved. Finally, the Company provides long-term incentives to executives through the grant of stock options. The options generally have an exercise price equal to the estimated fair market value of the Company's stock at the time of grant, with the number of options awarded based on the executive's position as well as the level of the executive's existing stock holdings. Since fair market value stock options can only produce value to executives if the price of the Company's stock increases, these option grants provide a direct link between executive compensation and the Company's performance.

    Mr. Richmond's total potential cash compensation for the fiscal year ended March 31, 1997 was targeted at the 50th percentile of the compensation paid to chief executive officers at the comparison companies. Less than one-half of this total was allocated to his base salary, which placed his salary well below the 25th percentile of the comparison executive positions. The balance was compensation potentially available under his incentive plan, reflecting the Committee's view that executive compensation should emphasize performance to meet stated objectives rather than base salary.

    Under his incentive plan for fiscal year 1997, Mr. Richmond was entitled to a bonus ranging from 50% of base salary, up to 120% of base salary, based on the Company achieving certain goals with respect to revenues and gross margin. In reviewing Mr. Richmond's compensation plan for the fiscal year 1997, the committee determined that under the plan, Mr. Richmond's compensation would fall well below the targeted range of comparison companies. In addition, the committee determined that the Company had accomplished important goals in positioning the Company for succeeding years that were not reflected in sales growth for the year ended March 31, 1997, including establishing additional strategic distribution relationships. Therefore, the committee increased
Mr. Richmond's bonus, resulting in compensation from salary and bonus of $177,000, still below the lowest quartile of the comparison executive positions.

    Pursuant to the Omnibus Budget Reconciliation Act of 1993 (the "Act"), the deductibility for federal income tax purposes of compensation in excess of $1 million paid or accrued with respect to any of the Company's five highest paid executives may be limited. The Company believes that compensation accrued with respect to options granted under its stock option plans (other than options with an exercise price less than the fair market value of the Company's Common Stock at the time of grant), will continue to be deductible, and with regard to base salaries and the Company's annual incentive programs, the Company does not expect that, for the foreseeable future, the aggregate level of compensation payable to executive officers will exceed the $1 million limit.

    The Compensation Committee currently consists of Messrs. Alberg and
Kawaguchi.

    COMPENSATION COMMITTEE

    Tom A. Alberg
    Harold H. Kawaguchi

COMPARATIVE PERFORMANCE GRAPH

    Set forth below is a graph comparing the cumulative total return to shareholders on the Company's Common Stock with the cumulative total return of the NASDAQ Composite Index and the NASDAQ Telecommunications Index for the period beginning on December 14, 1993, the date of the Company's initial public offering, and ended on March 31, 1997.



                        COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG ACTIVE VOICE CORPORATION COMMON STOCK,
                            THE NASDAQ COMPOSITE INDEX AND
                         THE NASDAQ TELECOMMUNICATIONS INDEX

[GRAPH]




                                       -------------------------------------------------------------------
                                       12/14/93       3/31/94        3/31/95        3/29/96        3/31/97
                                       -------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
Active Voice Corporation                 $100           $147           $185           $87            $68

NASDAQ Composite Index                   $100            $98           $108          $145           $161

NASDAQ Telecommunications Index          $100            $88            $90          $121           $112
----------------------------------------------------------------------------------------------------------



    The total return on the Company's Common Stock and each index assumes the value of each investment was $100 on December 14, 1993, and that all dividends were reinvested. Return information is historical and not necessarily indicative of future performance.

                         PROPOSAL 1 -- ELECTION OF DIRECTORS

    Four directors are to be elected at the annual meeting, to serve until the 1998 Annual Meeting of Shareholders or until their earlier retirement, resignation or removal. Tom A. Alberg, Robert C. Greco, Harold H. Kawaguchi and Robert L. Richmond, all of whom are currently directors of the Company, have been nominated by the Board of Directors for election at the annual meeting. The accompanying proxy will be voted for these nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as is designated by the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED IN PROPOSAL 1.


                   PROPOSAL 2 - APPROVAL OF 1996 STOCK OPTION PLAN

    The Board of Directors has authorized adoption of the Company's 1996 Stock Option Plan (the "Plan") and requests shareholder approval. A copy of the Plan is attached as Exhibit A. The following summary of the Plan is qualified in its entirety by reference to Exhibit A.

SUMMARY OF PLAN

    The purpose of the Plan is to provide a method by which selected individuals rendering services to the Company, whether as employees or consultants, may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the Company's growth and success and fostering employee loyalty. The Plan is also intended to aid in attracting persons of exceptional ability to become officers and employees of the Company.

    A total of 230,000 shares of Common Stock (less than 5% of the Company's outstanding Common Stock on July 8, 1997) have been reserved for issuance upon exercise of options granted under the Plan. If any option granted under the Plan terminates for any reason without having been exercised in full, the shares of Common Stock subject to the option for which it has not been exercised will again be available for purposes of the Plan. The Plan is administered by the Compensation Committee of the Board of Directors.

    To be eligible to receive an option under the Plan, a person must be an employee of the Company (including officers, or directors who are also employees) or a consultant rendering services to the Company in the capacity of an independent contractor. However, no member of the Compensation Committee, while serving as such, will be eligible to receive an option.

    Two types of options may be granted: nonqualified stock options and options meeting the requirements of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    Generally, the Compensation Committee designates the specific eligible persons to whom options are to be granted under the Plan and the number of shares, the exercise price and all other terms and conditions (which need not be identical) of all options to be granted. Authority has been delegated to the Chief Executive Officer to designate the specific eligible persons and terms and conditions of options to be granted up to 100,000 shares under the Plan, provided that such options may not be issued to any executive officers or directors of the Company. An employee of the Company may be granted either an incentive stock option or a nonqualified stock option. An independent contractor who is not an employee of the Company may only be granted a nonqualified stock option.

    The exercise price for the shares of Common Stock covered by an option will be determined by the Compensation Committee at the time the option is granted. The exercise price per share for an incentive stock option must be at least 100% of the fair market value of the Common Stock on the date the option is granted, except that, in the case of an incentive stock option granted to a shareholder owning more than 10% of the combined voting power of all classes of outstanding stock of the Company, the exercise price for the option must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price per share for a nonqualified stock option under the Plan may be more than, less than or equal to the fair market value of the Common Stock on the date of grant. With respect to both types of options, the exercise price of any shares purchased can be paid in cash or in any other manner that the Compensation Committee may authorize at the time of grant of the option.

    Each option granted under the Plan will become exercisable pursuant to a vesting schedule, and will remain exercisable for a term, specified by the Compensation Committee at the time of grant. The term specified by the Compensation Committee may not be more than ten years after the date of grant (five years in the case of an incentive stock option that is granted to an employee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company).

    If an optionee who is an employee of the Company ceases to be an employee for any reason other than death or disability (as defined in the Plan), then all options held by the optionee generally will terminate. In the event of the death or disability of the optionee, options held by the optionee generally will become exercisable in full for all shares of Common Stock covered by the option and will remain exercisable for a period of six months following such death or disability (but the option will not be exercisable following its scheduled expiration date).

    The number of shares subject to the Plan, as well as the number of shares subject to options outstanding under the Plan and the respective exercise prices under those options, are subject to adjustment upon the occurrence of certain events, including but not limited to a stock dividend, stock split, reverse stock split or other transaction resulting in the subdivision or combination of the Common Stock. In addition, the outstanding options may be adjusted or terminated upon the occurrence of other events, for example, a merger or other reorganization where the Company is not the surviving corporation or a sale of all or substantially all of its assets. Certain payments may be made to the optionees if their options are terminated upon the occurrence of such an event.

    The Board of Directors or the Compensation Committee may from time to time amend the Plan in such respects as it shall deem advisable.

    The Plan will terminate on October 17, 2006, following which no additional options may be granted. Termination of the Plan will not alter or impair any rights or obligations under any option previously granted under the Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF PLAN

    With respect to incentive stock options, the tax consequences to an optionee will vary depending on whether certain holding period requirements are met. In addition, an option will cease to be an incentive stock option, and thereafter be taxed as a nonqualified stock option, if the optionee exercises the option more than three months following termination of employment for any reason other than death or disability or more than one year following termination of employment on account of disability.

    If an optionee acquiring stock pursuant to an incentive stock option does not dispose of the stock until at least one year after the transfer of the stock to the optionee and at least two years from the date of grant of the option, then, subject to the alternative minimum tax rules discussed below, there will be no tax consequences to the optionee or the Company when the incentive stock option is granted or when it is exercised. When the stock is ultimately sold, gain or loss will be determined, based on the difference between the net proceeds of the sale and the aggregate exercise price paid for the stock, and the optionee will be required to report such gain or loss as long-term capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

    If stock acquired upon exercise of an incentive stock option is sold by the optionee and, at the time of the sale, the holding period requirements described in the preceding paragraph have not been met, the federal income tax consequences to the optionee will be as follows:

              (a) The optionee will be required to report, on his or her federal income tax return for the year in which the sale occurs, additional compensation income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a compensation deduction in an equivalent amount.)

              (b) For purposes of determining gain or loss upon sale of the stock, an amount equal to this compensation income will be added to the exercise price at which the stock was acquired, and the total will be the optionee's adjusted cost of the stock. Gain or loss will be determined, based upon the difference between the optionee's adjusted cost of the stock and the net proceeds of the sale, and the optionee will be required to report such gain or loss as long-term or short-term (depending on how long the optionee held the stock) capital gain or loss on his or her federal income tax return for the year in which the sale occurs.

    When an optionee exercises an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price paid results in an adjustment in computing alternative minimum taxable income for purposes of Sections 55 ET SEQ. of the Code, which may trigger alternative minimum tax consequences for optionees. Any alternative minimum tax that is payable may ultimately be credited against future taxes owed.

    With respect to nonqualified stock options, there are generally no tax consequences to the optionee or the Company when the option is granted. Upon exercise of the option, the optionee will be required to report, on his or her federal income tax return for the year in which the exercise occurs, additional compensation or self-employment income equal to the difference between the fair market value of the stock at the time of exercise of the option and the exercise price at which the stock was acquired (the Company will generally be entitled to a deduction in an equivalent amount). When the stock is ultimately sold, the transaction will be taxed in the manner described in subparagraph (b) above for incentive stock options.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1996 STOCK OPTION PLAN.

                  PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed the firm of Ernst & Young LLP as independent auditors for the Company's fiscal year ending March 31, 1998. This firm has audited the accounts of the Company since 1988. The firm performed audit services in connection with the examination of the consolidated financial statements of the Company for its fiscal year ended March 31, 1997. In addition, the firm has rendered other services, including the review of financial statements and related information in various registration statements and filings with the SEC and limited review of financial statements and related information contained in quarterly reports provided to shareholders and the SEC.

    If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.


                    SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    An eligible shareholder who desires to have a qualified proposal considered for inclusion in the proxy statement prepared in connection with the Company's 1998 Annual Meeting of Shareholders must deliver a copy of the proposal to the Secretary of the Company, at the Company's principal executive offices, no later than March 15, 1998. A shareholder must have been a record or beneficial owner of at least one percent of the Company's outstanding Common Stock, or shares of Common Stock having a market value of at least $1,000, for a period of at least one year prior to submitting the proposal, and the shareholder must continue to hold the shares through the date on which the meeting is held.

    The Company's Bylaws contain minimum notice and other provisions governing nomination of directors by shareholders and certain other matters that a shareholder proposes to bring before the annual meeting. A copy of the pertinent provisions of the Bylaws is available upon request to Robert C. Greco, Corporate Secretary, Active Voice Corporation, 2901 Third Avenue, Suite 500, Seattle, Washington 98121.

    IT IS IMPORTANT THAT PROXIES ARE RETURNED PROMPTLY AND THAT YOUR SHARES ARE REPRESENTED. SHAREHOLDERS ARE URGED TO MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

         ACTIVE VOICE CORPORATION

July 15, 1997
Seattle, Washington

                                                                     Exhibit A
                                                                     ---------

                               ACTIVE VOICE CORPORATION

                                1996 STOCK OPTION PLAN


                                       ARTICLE 1

                              PURPOSE AND EFFECTIVENESS

    1.1 PURPOSE. The purpose of the 1996 Stock Option Plan (the "Plan") is to provide a method by which selected individuals performing services for Active Voice Corporation, a Washington corporation (the "Company"), or any of its Affiliates, may be offered an opportunity to invest in capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company and its Affiliates.

    1.2 EFFECTIVE DATE; NOTIFICATION AND APPROVAL REQUIREMENTS. The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). Issuance of Incentive Stock Options within twelve (12) months after the Effective Date shall be subject to the approval of the Plan by the shareholders of the Company at a duly held meeting of shareholders at which a majority of all outstanding voting stock of the Company is represented in person or by proxy. The approval required shall be a majority of the votes cast on the proposal to approve the Plan. Such approval may also be provided pursuant to a written consent in lieu of such meeting. No Incentive Stock Option shall be exercisable until this approval requirement has been satisfied. If this requirement is not satisfied within twelve (12) months after the Effective Date, then (a) no Incentive Stock Options may thereafter be granted, and (b) each Incentive Stock Option granted prior thereto shall automatically be deemed to be a Nonqualified Stock Option (except to the extent its Option Agreement expressly provides otherwise).


                                       ARTICLE 2

                                     DEFINITIONS

    Capitalized terms in the Plan shall have the following meanings (whether used in the singular or plural):

    "Affiliate" of the Company means any corporation, partnership or other entity which, through one or more intermediaries, directly or indirectly controls, is controlled by, or is under common control with the Company.

    "Approved Transaction" means any of the following transactions consummated with the approval, recommendation or authorization of the Board:

         (a) any merger, consolidation, statutory or contractual share exchange, or other transaction to which the Company or any of its Affiliates or shareholders is a party if, immediately following the transaction, the persons who held Common Stock (or securities convertible into Common Stock) immediately prior to the transaction hold less than a majority of the combined Common Equity of the Company (or if, pursuant to the transaction, shares of Common Stock are changed or converted into or exchanged for, in whole or part, securities of another corporation or entity, the combined Common Equity of that corporation or entity);

         (b)  any liquidation or dissolution of the Company; and

         (c) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

    "Board" means the Board of Directors of the Company.

    "Cause" means, in connection with the termination of the Service of a Holder (a) repeated failures to carry out directions of the Board or the Holder's supervisors with regard to material matters reasonably consistent with the Holder's duties; (b) knowing violation of a state or federal law involving the commission of a crime against the Company or any of its Affiliates or a felony; (c) any misrepresentation, deception, fraud or dishonesty that is materially injurious to the Company or any of its Affiliates; and (d) any act or omission in willful disregard of the interests of the Company or any of its Affiliates that substantially impairs the goodwill, business or reputation of the Company or any of its Affiliates, including but not limited to any violation of any proprietary rights or confidentiality agreement between the Company and the Holder.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

    "Committee" is defined in Section 3.1.

    "Common Equity" means the capital stock of a corporation (or corresponding securities of a noncorporate entity) ordinarily, and apart from rights accruing under special circumstances, having the right to vote in an election for directors (or for members of the governing body of the noncorporate entity).

    "Common Stock" means the Common Stock, no par value, of the Company.

    "Company" is defined in Section 1.1.

    "Continuing Option" is defined in Section 7.2(b)(v).

    "Control Purchase" means any transaction (or series of related transactions), consummated without the approval, recommendation or authorization of the Board, in which any person, corporation or other entity (including any "person" as defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) purchases any Common Stock (or securities convertible into Common Stock), pursuant to a tender offer or a request or invitation for tenders (as those terms are defined in Section 14(d)(1) of the Exchange Act) or otherwise, and thereafter is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing at least twenty-five percent (25%) of the combined Common Equity of the Company.

    "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

    "Effective Date" is defined in Section 1.2.

    "Eligible Person" is defined in Article 5.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

    "Executive Officer" means any employee of the Company who is an "officer" within the meaning of Rule 16a-1(f) of the Exchange Act, as amended from time to time, or any successor rule thereto.

    "Fair Market Value" for the Common Stock (or any other security) on any day means, if the Common Stock (or other security) is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock (or unit of the other security) on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock (or other security) is listed, or, if the Common Stock (or other security) is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock (or other security) is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Committee on the basis of such considerations as the Committee determines to be appropriate.

    "Good Reason" means, with respect to a Holder, the occurrence in connection with an Approved Transaction, without the Holder's express written consent, of one of the following events or conditions:

              (a) A material reduction in the level of the Holder's responsibilities in comparison to the level thereof at the time of the Approved Transaction;

              (b) The assignment to the Holder of a job title that is not of comparable prestige and status as the Holder's job title at the time of the Approved Transaction;

              (c) The assignment to the Holder of any duties inconsistent with the Holder's position at the time of the Approved Transaction, other than pursuant to the Holder's promotion;

              (d)  A material reduction in the Holder's salary level;

              (e) A material reduction in the overall level of employee benefits or perquisites available to the Holder at the time of the Approved Transaction, or the Holder's right to participate therein, unless such reduction is nondiscriminatory as to the Holder;

              (f) Requiring the Holder to be based anywhere more than fifty (50) miles from the business location to which the Holder normally reported for work at the time of the Approved Transaction, other than for required business travel not significantly greater than the Holder's business travel obligations at the time of the Approved Transaction; or

              (g) Any of the foregoing events and conditions occurring prior to the Approved Transaction which the Holder reasonably demonstrates was at the request of a third party or otherwise arose in connection with or in anticipation of the Approved Transaction.

    "Holder" means an Eligible Person who has received an Option or, if rights under the Option continue following the death of the Eligible Person or are transferred in a manner permitted by Section 6.8, the person who succeeds to those rights by will or by the laws of descent and distribution or by such transfer.

    "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

    "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

    "Option Agreement" is defined in Section 6.5.

    "Plan" is defined in Section 1.1.

    "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Securities Act shall include any successor section.

    "Service" means the performance of services on a periodic basis for the Company or any of its Affiliates in the capacity of an employee, a nonemployee member of a board of directors or other governing body, or an independent consultant or advisor.

    "Transaction Date" is defined in Section 7.2(b)(i).

    "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.


                                      ARTICLE 3

                                    ADMINISTRATION

    3.1 COMMITTEE. The Plan shall be administered by the Board unless the Board appoints a separate committee of the Board to administer the Plan pursuant to Section 3.2 (the Board, or such committee, if it is administering the Plan, will be referred to as the "Committee"). The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held.

    3.2 APPOINTMENT OF COMMITTEE. The Board may appoint a committee consisting of two or more of its members to administer the Plan. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer the Plan.

    3.3 POWERS; REGULATIONS. The Committee shall have full power and authority, subject only to the provisions of the Plan (a) to administer or supervise the administration of the Plan; (b) to interpret the provisions of the Plan and the Option Agreements; (c) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as it determines to be necessary or advisable to carry out the purpose of the Plan; and (d) to take such other actions in connection with the Plan as it determines to be necessary or advisable. The Committee is authorized to adopt, amend and rescind such rules, regulations and procedures not inconsistent with the provisions of the Plan as it determines to be necessary or advisable for the proper administration of the Plan, and each Option shall be subject to all such rules, regulations and procedures (whether the Option was granted before or after promulgation thereof). Without limiting the authority of the Committee to interpret the provisions of the Plan, the Committee shall have the right to determine that a transaction (or series of related transactions) is not a Control Purchase, even though literally included within the definition of that term, if the Committee determines that the transaction (or series of related transactions) does not have the effect of significantly changing or influencing the control of the Company on a permanent basis.

    3.4 LIMITS ON AUTHORITY. Exercise by the Committee of its authority shall be consistent with the intent that (a) all Incentive Stock Options be qualified under the terms of Section 422 of the Code, and (b) the Plan be administered in a manner so that, to the extent possible, the grant of Options and all other transactions with respect to the Plan, to Options and to any Common Stock acquired upon exercise of Options, shall be exempt from the operation of
Section 16(b) of the Exchange Act.

    3.5 EXERCISE OF AUTHORITY. Each action and determination made or taken by the Committee, including but not limited to any interpretation of the Plan and the Option Agreements, shall be final, conclusive and binding for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by the member or the Committee in good faith.


                                      ARTICLE 4

                              SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock for which Options may be granted during the term of the Plan shall be two hundred thirty thousand (230,000). Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. If an Option terminates for any reason without having been exercised in full, the shares of Common Stock for which the Option has not been exercised shall again be available for purposes of the Plan.

    4.2 ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, rights offering, or other transaction or event that is not an Approved Transaction or Control Purchase affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it determines to be equitable and appropriate, adjust any or all of (a) the number of shares of Common Stock (or number and kind of other securities or property) for which, and the time or times when, outstanding Options may thereafter be exercised; (b) the purchase price for the shares (or other securities or property) under outstanding Options; and (c) the number of shares of Common Stock (or number and kind of other securities or property) for which Options may thereafter be granted. In connection with any adjustment made pursuant to this Section 4.2, the Committee may, if deemed equitable and appropriate, provide for a cash payment to be made to the Holder of an Option, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.


                                      ARTICLE 5

                                     ELIGIBILITY

    The persons eligible to participate in the Plan and to receive Options ("Eligible Persons") shall be persons performing Service for the Company or any of its Affiliates.


                                      ARTICLE 6

                                    STOCK OPTIONS

    6.1  GRANT OF OPTIONS.  The Committee shall from time to time determine
(a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Option; and (d) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that all such determinations shall be subject to the express limitations of the Plan.

    6.2 PURCHASE PRICE. The price at which shares of Common Stock may be purchased upon exercise of an Option may be more than, less than or equal to the Fair Market Value of the shares on the date the Option is granted; PROVIDED, HOWEVER, that the purchase price of each share of Common Stock under an Incentive Stock Option shall be (a) at least 110% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to a 10% Shareholder, and (b) at least 100% of the Fair Market Value of such share on the date of grant of the Option, if it is granted to any other Eligible Person.

    6.3  LIMITATIONS ON INCENTIVE STOCK OPTIONS.

         (a) GRANTS ONLY TO EMPLOYEES. Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or an Affiliate that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code.

         (b) LIMITATION ON SHARES. The aggregate Fair Market Value of the shares of Common Stock for which, during any calendar year, one or more Incentive Stock Options under the Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) become exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If (a) a Holder holds one or more Incentive Stock Options under the Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under
Section 422 of the Code), and (b) the aggregate Fair Market Value of the shares of Common Stock for which, during any calendar year, such options become exercisable for the first time exceeds $100,000 (said value to be determined as provided above), then such option or options are intended to qualify under
Section 422 of the Code with respect to the maximum number of such shares as can, in light of the foregoing limitation, be so qualified, with the shares so qualified to be the shares under the option or options earliest granted to the Holder. If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

    6.4 TERM OF OPTIONS. Subject to the provisions of the Plan with respect to termination of Options upon or following death, Disability or other termination of Service, the Committee shall determine the term of each Option, which term shall not be more than (a) five (5) years from the date of grant in the case of an Incentive Stock Option granted to a 10% Shareholder, and (b) ten
(10) years from the date of grant in the case of any other Incentive Stock
Option.

    6.5 OPTION AGREEMENT. Each Option shall be evidenced by an agreement (the "Option Agreement") containing the terms and conditions of the Option as determined by the Committee. Each grantee of an Option shall be notified reasonably promptly of the grant, an Option Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Committee approves the grant, and the Committee may terminate the grant if the Option Agreement is not signed by the grantee and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Option Agreement may contain (but shall not be required to contain) such terms and conditions as the Committee determines to be necessary or appropriate to ensure that the penalty provisions of Section 4999 of the Code will not apply to any stock received by the Holder from the Company. An Option Agreement may be amended from time to time pursuant to Section 7.5(b).

    6.6  EXERCISE OF OPTIONS.

         (a) TIME EXERCISABLE. An Option shall become and remain exercisable to the extent provided in its Option Agreement and in the Plan. If an Option is scheduled to become exercisable on one or more dates specified in its Option Agreement, and its Holder has a leave of absence without pay, such date or dates shall be postponed for a period equal to the duration of the leave unless the Committee determines otherwise.

         (b) MANNER OF EXERCISE. An Option shall be exercised by written notice to the Company in compliance with the terms and conditions of its Option Agreement and such procedures for exercise of Options as the Committee may adopt from time to time. The method or methods of payment of the purchase price of the shares to be purchased upon exercise of the Option and of any amounts required by Section 7.7 shall be determined by the Committee and set forth in the Option Agreement for the Option. Such method or methods may consist of (i) check for United States funds, (ii) whole shares of Common Stock already owned by the Holder, (iii) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (iv) any combination of the foregoing methods of payment, or (v) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The Committee may specify a minimum number of shares of Common Stock for which an Option must be exercised, but such minimum shall not prevent exercise of an Option for the full number of shares for which it is exercisable.

         (c) VALUE OF SHARES. Shares of Common Stock delivered in payment of all or any part of the amounts payable upon exercise of an Option, and shares of Common Stock withheld for such payment, shall be valued at their Fair Market Value on the exercise date of the Option.

         (d) ISSUANCE OF SHARES. The Company shall issue the shares of Common Stock purchased under an Option as soon as practicable after the Option has been duly exercised; PROVIDED, HOWEVER, that no fractional shares shall be issuable under the Plan, and any fractional shares that would otherwise be issuable shall be disregarded. Following exercise of an Incentive

Stock Option, the Committee shall cause the information statement required by
Section 6039 of the Code to be furnished to the Holder within the time and in the manner prescribed by law.

    6.7 LEGENDS. Each certificate representing shares of Common Stock issued upon exercise of an Option shall contain any legends that the Committee determines to be necessary or appropriate. The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

    6.8 NONTRANSFERABILITY. Unless the Committee determines otherwise at the time an Option is granted (or at any later time when the Committee, by written notice to the Holder, releases in whole or in part the restrictions under this
Section 6.8), an Option shall not be transferable other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court appointed legal representative).

    6.9 AUTHORITY OF CHIEF EXECUTIVE OFFICER TO GRANT OPTIONS. The Chief Executive Officer of the Company shall have the authority to determine from time to time (a) the Eligible Persons to whom Options are to be granted; (b) the number of shares of Common Stock for which the Options are exercisable and the purchase price of such shares; (c) whether the Options are Incentive Stock Options or Nonqualified Stock Options; and (d) all of the other terms and conditions (which need not be identical) of the Options; PROVIDED, HOWEVER, that
(i) the authority delegated to the Chief Executive Officer under this
Section 6.9 shall not exceed that of the Committee under the foregoing provisions of this Article 6 and shall be subject to any limitations, in addition to those specified in this Section 6.9, as may be specified by the Board from time to time; (ii) the Chief Executive Officer may not grant any Option to any person who is an Executive Officer or a director of the Company at the time of the grant; (iii) the purchase price of each share of Common Stock under an Option granted under this Section 6.9 shall not be less than the Fair Market Value of such share on the date of grant of the Option; and (iv) the Chief Executive Officer shall promptly provide a report to the Committee of each person to whom an Option has been granted under this Section 6.9 and the material terms and conditions of the Option.


                                      ARTICLE 7

                                  GENERAL PROVISIONS

    The provisions of this Article 7 shall apply to all Options, except to the extent that one or more Option Agreements expressly provide otherwise.

    7.1  TERMINATION OF SERVICE.

         (a) GENERAL. If a Holder's Service terminates without Cause prior to the full exercise of an Option, then the Option shall thereafter be exercisable, to the extent the Holder was entitled to exercise the Option on the date of such termination, for a period of thirty (30) days following such termination (but not later than the end of the term of the Option); PROVIDED, HOWEVER, that, if the Holder's Service terminates by reason of death or Disability, the Option shall be exercisable for a period of one (1) year following such termination (but not later than the end of the term of the Option). At the end of such period, the Option shall terminate.

         (b) TERMINATION FOR CAUSE. If a Holder's Service is terminated for Cause, then all Options held by the Holder shall immediately terminate. Following termination of a Holder's Service, if the Holder engages in any act that would have constituted Cause if the Holder had remained in the Service of the Company or any of its Affiliates, then the Company shall be entitled to terminate any Options held by the Holder.

         (c) MISCELLANEOUS. The Committee may determine whether a leave of absence of a Holder constitutes a termination of the Holder's Service; PROVIDED, HOWEVER, that neither (i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, nor (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to Service with the Company or the Affiliate is guaranteed either by statute or by contract, shall be deemed a termination of the Holder's Service. An Option shall not be affected by any change in the Holder's Service so long as the Holder continues to be in the Service of the Company or any of its Affiliates. If a Holder is in the Service of an Affiliate of the Company that ceases to be an Affiliate, such event shall, for purposes of any Option held by the Holder, be deemed to constitute a termination of the Holder's Service for a reason other than death or Disability.

    7.2  CERTAIN EVENTS.

         (a) CONTROL PURCHASE. Effective upon a Control Purchase, if the Holder of an Option is in the Service of the Company or any of its Affiliates at that time, the Option shall become exercisable for all of the shares under the Option.

         (b) APPROVED TRANSACTION. The following provisions shall apply if an Approved Transaction occurs:

              (i) The Company shall provide each Holder with notice of the pendency of the Approved Transaction at least fifteen (15) days prior to the expected date of consummation thereof (the date on which the Approved Transaction is consummated will be referred to as the "Transaction Date").

              (ii) Effective immediately prior to the Transaction Date, if the Holder of an Option is in the Service of the Company or any of its Affiliates on the Transaction Date and has been in Service for at least one (1) year, the Option shall become exercisable for the number of shares for which it would have been exercisable if the Holder had remained in Service until --

                   (A) the first (1st) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for less than two (2) years; or

                   (B) the second (2nd) anniversary of the Transaction Date, if the Holder on the Transaction Date has been in Service for at least two (2) years but less than three (3) years;

and the Option shall become exercisable for all of the shares under the Option if the Holder on the Transaction Date has been in Service for at least three (3) years.

              (iii) Following notice of the Approved Transaction, any exercise of an Option may be contingent upon consummation of the Approved Transaction, if so elected by the Holder in the notice of exercise, and shall be contingent upon such consummation with respect to any portion of the Option that will only become exercisable immediately prior to the Transaction Date.

              (iv) Upon consummation of the Approved Transaction, all Options shall terminate.

              (v) Section 7.2(b)(ii) through Section 7.2(b)(iv) shall not apply to an Option, if the Committee determines that the Company or another party to the Approved Transaction has made equitable and appropriate provision for continuation of the Option, or for replacement of the Option with a new award on terms which are, as nearly as practicable, the financial equivalent of the Option, taking into account the consideration that holders of Common Stock will receive in the Approved Transaction (any Option so continued or replaced shall be referred to as a "Continuing Option"). An equitable and appropriate replacement of an Option shall include, but not be limited to, the making of a cash payment to the Holder, in cancellation of the Option, of such amount as the Committee determines represents the value the Option would then have if it were exercisable for all of the shares under the Option.

         (c) TERMINATION AFTER CERTAIN APPROVED TRANSACTIONS. If there are one or more Continuing Options following an Approved Transaction and the Service of the Holder of a Continuing Option is terminated without Cause within a period of eighteen (18) months following the Transaction Date, or if the Holder voluntarily terminates his or her Service for Good Reason during such period, then (i) all Continuing Options held by the Holder shall become exercisable for all of the shares thereunder; (ii) all restrictions under the Plan or any Option Agreement with respect to Common Stock issued pursuant to exercise of any such Continuing Option (other than restrictions on transfer under applicable securities laws), including but not limited to contractual restrictions on transfer, rights of repurchase or first refusal in favor of the Company and restrictions on certificates for the Common Stock (other than restrictions on certificates designed to promote compliance with applicable securities laws) shall automatically terminate; and (iii) each such Continuing Option shall remain exercisable until a period of eighteen (18) months has elapsed following the Transaction Date or until the date on which the Continuing Option would have terminated if the Service of the Holder had not terminated, whichever occurs first.

    7.3 RIGHT TO TERMINATE SERVICE. Nothing contained in the Plan or in any Option Agreement, and no action of the Company or the Committee with respect thereto, shall confer on any Holder any right to continue in the Service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms and conditions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without Cause, the Service of the Holder.

    7.4  NONALIENATION OF BENEFITS.  Except as permitted pursuant to
Section 6.8, no right or benefit under the Plan or any Option shall be
(a) subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge (and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void); or (b) liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

    7.5  TERMINATION AND AMENDMENT.

         (a) TERMINATION. The Plan shall terminate on the tenth (10th) anniversary of the Effective Date; PROVIDED, HOWEVER, that the Board or the Committee may terminate the Plan at any earlier time. No Options may be granted following termination of the Plan, but the provisions of the Plan shall continue in effect until all Options terminate or are exercised in full and all rights of all persons with any interest in the Plan expire.

         (b) AMENDMENT OF PLAN. The Board or the Committee may from time to time amend the Plan, whether before of after termination of the Plan, in such respects as it shall deem advisable; PROVIDED, HOWEVER, that any such amendment (i) shall comply with all applicable laws and stock exchange listing requirements, and (ii) with respect to Incentive Stock Options granted or to be granted under the Plan, shall be subject to any approval by shareholders of the Company required under the Code. No amendment of the Plan may adversely affect the rights of the Holder of an Option in any material way unless the Holder consents thereto.

         (c) AMENDMENT OF OPTIONS. The Committee may amend the Option Agreement for an Option in such respects as it shall deem advisable, including but not limited to any amendment that would accelerate the time or times at which the Option may be exercised or extend the scheduled termination date of the Option; PROVIDED, HOWEVER, that (i) no amendment may adversely affect the rights of the Holder of the Option in any material way unless the Holder consents thereto, and (ii) the Option Agreement, as amended, shall satisfy all of the requirements of the Plan at the time of the amendment. Nothing in this
Section 7.5 shall prevent the Committee from adopting, amending or rescinding rules, regulations and procedures pursuant to Section 3.3.

    7.6 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options and the issuance of Common Stock upon the exercise thereof shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including but not limited to the effectiveness of any registration statement required under the Securities Act, and the rules and regulations of any securities exchange or over-the-counter market on which the Common Stock may be listed or quoted. The Company shall have no obligation to register shares of Common Stock issuable upon exercise of Options under the Securities Act or to register, qualify or list such shares under the laws of any state or other jurisdiction or the rules of any securities exchange or over-the-counter market.

    7.7 WITHHOLDING. By accepting an Option, the Holder shall be deemed to have agreed to pay, or make arrangements satisfactory to the Committee for payment to the Company of, all taxes required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment of, all such taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Option.

    7.8 SEPARABILITY. With respect to Incentive Stock Options, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out in full herein; PROVIDED, HOWEVER, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

    7.9 PLAN NOT EXCLUSIVE. Neither the adoption of the Plan by the Board nor any submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including but not limited to the granting of stock options and the awarding of stock and cash outside of the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    7.10 EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By accepting an Option, the Holder shall be deemed to have agreed that the Option is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment or other benefit under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

    7.11 NO SHAREHOLDER RIGHTS. No Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock under an Option until the Option has been duly exercised, full payment of the purchase price has been made, all conditions under the Option and the Plan to issuance of the shares have been satisfied, and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is prior to the date of such issuance.

    7.12 GOVERNING LAW. The Plan and all Options shall be governed by, and interpreted in accordance with, the laws of the State of Washington.

    7.13 COMPANY'S RIGHTS. The grant of Options shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

                                   PROXY
                          ACTIVE VOICE CORPORATION

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Active Voice Corporation (the "Company"), and the related Proxy Statement dated July 15, 1997, hereby appoints Robert L. Richmond and Jose S. David, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders of the Company on August 21, 1997, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side and FOR Proposals 2 and 3, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof. The Board of Directors recommends a vote FOR all of the nominees named below and FOR Proposals 2 and 3.






              PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT
                    PROMPTLY IN THE ENCLOSED ENVELOPE.


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

Please mark your votes as indicated in this example  /X/

FOR / /

WITHHOLD AUTHORITY to vote for all nominees named below / /

PROPOSAL 1: ELECTION OF DIRECTORS:

Tom A. Alberg,
Robert C. Greco,
Harold H. Kawaguchi and
Robert L. Richmond

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).

--------------------------------------------------------------------------------

PROPOSAL 2: APPROVAL OF THE 1996 STOCK OPTION PLAN

FOR / /

AGAINST / /

ABSTAIN / /

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

FOR / /

AGAINST / /

ABSTAIN / /

This proxy, when properly executed, will be voted in the manner specified by the undersigned. Except as otherwise specified, this proxy will be voted FOR the election as directors of all nominees named above, FOR approval of the Company's 1996 Stock Option Plan, and FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.




Signature(s)____________________________________________   Dated:_________, 1997

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

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